EXHIBIT 99.1

                                    FOR:    FTI Consulting, Inc.

                            APPROVED BY:    Jack Dunn, Chairman and CEO
                                            FTI Consulting, Inc.
                                            (410) 224-8770

FOR IMMEDIATE RELEASE

                                CONTACT:    Investor Relations:
                                            Cheryl Schneider/Tessa Lavender Beck
                                            Press: Michael McMullan
                                            Morgen-Walke Associates, Inc.
                                            (212) 850-5600


             FTI CONSULTING, INC. APPOINTS STEWART KAHN AS PRESIDENT
          - JACK DUNN REMAINS AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER -
             - GARY SINDLER, CHIEF FINANCIAL OFFICER, IS RESIGNING -

     Annapolis, MD, December 29, 1998 - FTI Consulting, Inc. (Nasdaq: FTIC), a leader in litigation and claims management consulting, today announced that it has appointed Stewart Kahn to the position of President. Jack Dunn remains as Chairman and Chief Executive Officer of FTI. The Company also announced that Gary Sindler has resigned as Chief Financial Officer of FTI to pursue other opportunities. Mr. Sindler is expected to remain with FTI through January 1999, and a search for his successor is currently underway.

     Since founding Kahn Consulting in 1989, which was acquired by FTI in September 1998, Mr. Kahn, 54, has advised companies on issues regarding organization, structure, and financing, as well as testified as an accounting expert. Prior to his tenure at Kahn Consulting, he served as a supervisory partner at Arthur Andersen & Co. from 1981 to 1989, where he helped initiate, grow, manage, and lead a worldwide litigation support practice. Mr. Kahn was named Partner at Arthur Andersen & Co. in 1977.

     As President of FTI, Mr. Kahn will oversee further development of the Company's three primary areas of business: Litigation Services, led by Pat Brady, who will also continue as Chief Operating Officer of FTI; Applied Sciences, led by Glenn Baker, who joined FTI upon its acquisition of S.E.A., Inc. in September 1998; and, Expert Financial Services, led by Barry Monheit, who also joined FTI with the acquisition of Kahn Consulting. Mr. Kahn will be based in FTI's New York City office, but will also work out of the Company's Annapolis, Maryland headquarters.

     Mr. Dunn said, "We are very pleased to announce the appointment of Stewart Kahn to the position of President. He significantly adds to FTI's senior management team. With his considerable

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FTIC: APPOINTS STEWART KAHN AS PRESIDENT                                  PAGE 2

consulting experience, he is particularly well suited to oversee the further integration and development of FTI's three primary areas of business: Litigation Services, Applied Sciences, and Expert Financial Services."

     Mr. Dunn added, "With Stewart focused on FTI's internal growth, I will now be able to concentrate on the Company's external growth, including exploring new business opportunities and further solidifying FTI's relationships with clients, vendors, and investors. We believe that the pieces are now in place for FTI to achieve its vision of becoming a fully integrated, nationally positioned litigation services and consulting firm."

     Mr. Dunn concluded, "On behalf of the Board of Directors, I want to thank Gary Sindler for his significant contributions to FTI Consulting. We are sorry to see him go and wish him every success in his future endeavors."

     FTI Consulting, Inc., is a leading provider of litigation and claims management consulting services to major corporations, law firms and insurance companies in the United States. Through a unique integrated approach to strategic consulting, FTI Consulting's services include visual communications and trial consulting, engineering and scientific services, expert financial services, and assessment and expert testimony regarding intellectual property rights and claims management outsourcing services, from assessment to restoration. The Company is headquartered in Annapolis, Maryland, and has 35 offices located throughout the United States and Canada.

     This press release includes "forward-looking statements" that involve uncertainties and risks. There can be no assurance that actual results will not differ from the Company's expectations. Factors that could cause such differences include the pace and timing of additional acquisitions, THE
COMPANY'S ABILITY TO INTEGRATE ITS PRIMARY AREAS OF BUSINESS, the Company's ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the Company's filings with the Securities and Exchange Commission.

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